Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Expert" in the Statement of Additional Information and to the use of our report dated February 20, 2004, in this Registration Statement (Form N-2) (No. 333-XXXXXX) filed with the Securities and Exchange Commission under the Securities Act of 1933, and in Amendment No. 3 to the Registration Statement (Form N-2) (No. 811-21465) filed with the Securities and Exchange Commission filed under the Investment Company Act of 1940, of ING Clarion Global Real Estate Income Fund.


                                                     /s/ Ernst & Young LLP
                                                     ---------------------
                                                         Ernst & Young LLP
Philadelphia, Pennsylvania
February 24, 2004